Exhibit 21.1


                     List of Subsidiaries of
                FREEPORT-McMoRan COPPER & GOLD INC.



                                                         Name Under Which
Entity                                 Organized         It Does Business
-------------------------------       -------------      ----------------
PT Freeport Indonesia                 Indonesia and             Same
                                      Delaware

PT Irja Eastern Minerals              Indonesia                 Same

Atlantic Copper, S.A.                 Spain                     Same

FM Services Company                   Delaware                  Same